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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Styles on Video, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (33-77942) and the Registration Statements on Form S-8 (33-79138, 33-60830, 33-60832, 33-60834 and 33-60836) of our report dated August
2, 1996, except as to Note 18, which is as of January 31, 1997, on the consolidated financial statements of Styles on Video, Inc. and subsidiaries as of and for the year ended December 31, 1995 appearing in the Annual Report on Form 10-KSB of Styles on Video, Inc. for the year ended December 31, 1995.



                                                /s/ Corbin & Wertz

                                                   CORBIN & WERTZ

Irvine, California
March 18, 1997